Exhibit 99.1

May 26, 2006

Mr. Ludwig M. Guarino
12 View Street
Pleasantville, NY 10570

Dear Lud:

This letter will set forth our offer of continued employment which, when accepted by you, will constitute the terms of your Employment Agreement (the “Agreement”) with Volt Information Sciences, Inc. (the “Company”). You are referred to in this Agreement as the “Employee” or “you”.

1.	TERM OF EMPLOYMENT. The Company and Employee agree to continue Employee’s employment with the Company’s for an indefinite period, provided, however, that either party may terminate this Agreement, for any reason or for no reason, with or without cause, by giving to the other party at least four (4) weeks prior written notice (and the Company may satisfy its obligation to give such notice by paying Employee for such four (4) week period, even though Employee is not given any work to perform and is required not to be present on the Company’s premises). For purposes of this Agreement, the period during which Employee works for the Company will be called the “Term of Employment”.

2.	SCOPE OF EMPLOYMENT. During the Term of Employment, Employee will serve as a Senior Vice President and Treasurer of the Company, reporting to the Company’s Chief Financial Officer, or in such other position for the Company or an affiliate of the Company as the Company may designate. The Company may change Employee’s title, duties, location of work and/or responsibilities at any time. Employee agrees to devote Employee’s full working time and attention to the performance of his duties, faithfully, diligently and to the best of Employee’s ability, using Employee’s best efforts to promote, protect and defend the interests and business of the Company. Employee agrees not to engage in any type of activity, which is or may be contrary to the welfare, interests, business or benefit of the Company or the business conducted by the Company. Employee acknowledges that he has read, understands and will comply with the Company’s codes of ethics and business conduct, policies and procedures as they now exist or may exist from time to time in the future. Employee further agrees that he will comply with all applicable laws, rules and regulations, including but not limited to federal securities laws, the Foreign Corrupt Practices Act, insider trading rules and the Sarbanes-Oxley Act and the rules of the New York Stock Exchange or such trading market(s) on which the Company’s securities may from time to time be traded.

Employee represents and warrants that there is no agreement or understanding, written or oral, or any other impediment which would inhibit or prohibit him from entering into this Agreement or from performing all of his duties and obligations hereunder.

3.	COMPENSATION.

(a)	In consideration for all services to be performed by Employee pursuant to this Agreement and the covenants of Employee contained in this Agreement, the Company will pay to Employee, effective March 13, 2006, an annual salary at the rate of two hundred seventy five thousand dollars ($275,000), which will be paid in equal installments in accordance with the Company’s payment policies for executive officers, plus increases, if any, at the Company’s sole discretion.

(b)	Employee will receive such other benefits regularly provided to similarly situated employees of the Company, commensurate with Employee’s position, pursuant to standard Company policy, which is subject to change by the Company at any time, in its sole discretion.

(c)	All employee compensation payments will be subject to such deductions by the Company as the Company is from time to time permitted or required to make pursuant to law, government regulations or order, or by agreement with or consent of the Employee. Such payments may be made by check or checks of the Company, or any of its parents, subsidiaries or affiliates as the Company may, from time to time, find proper and appropriate.

(d)	If Employee’s employment is terminated at the Company’s request, the Company agrees to grant severance payment of six (6) months at the salary rate then in effect and paid monthly over a period of five months.

(e)	Company will provide Employee with a mid-size vehicle (Buick Lacross or equivalent) during the period of employment. Company will maintain and insure the vehicle. Employee will reimburse Company for any upgrades to vehicle above those customarily included in similar vehicles furnished to other executives. After the period of forty eight (48) months or earlier if Employee’s termination occurs, the Employee has the right to purchase said vehicle at the then depreciated cost calculated at two percent (2%) per month.

4.	NON-DISCLOSURE Employee agrees that (a) Employee is and will become further knowledgeable of confidential, private and/or commercially sensitive information of the Company and its present and future subsidiaries, affiliates, and joint ventures to which the Company or any of its subsidiaries or affiliates is a participant (the Company and its present and future subsidiaries, affiliates, and joint ventures to which the Company or any of its subsidiaries or affiliates is a participant are hereinafter collectively referred to as the “Group”), and at no time will Employee use for Employee’s own benefit nor directly or indirectly make known or divulge to any other person or entity any such information or other trade secrets, including but not limited to:

(a)	The names and addresses of any of the customers, patrons or suppliers of the Group or their business information, activities and/or practices; or

(b)	Any information concerning methods of conducting business, strategies, operations or operating plans; or

(c)	financial information, projected financial information, acquisition plans and strategies, computer and software program information; or

(d)	The names, addresses, telephone numbers or compensation rate of pay of employees; or

(e)	Any other confidential information or trade secret of the Group or any of the Group’s customers or suppliers, learned or acquired by Employee during Employee’s Term of Employment.

5.	WORK PRODUCT. All discoveries, ideas, creations, writings, inventions and properties (collectively called “Work Product”) written or oral, which are in any way related to the Group, its customers and/or its associates and/or potential customers or associates, or its/their businesses and/or personnel, whether or not created, developed, conceived, discovered, invented or used by Employee or any member of the Group, while heretofore or hereafter employed by any member of the Group under this Agreement or otherwise, will be the sole and absolute property of the Company for any and all purposes whatsoever, in perpetuity. Employee will not have, and will not claim to have, any right, title or interest of any kind of nature whatsoever in or to any such Work Product.

6.	RETURN OF PROPERTY. The original and all copies of all software, files, records, drawings, specifications, plans, customer, supplier and employee lists, books, notes, electronically stored data, and other documents of the Group of any nature whatsoever, whether prepared by Employee or otherwise coming into Employee’s possession while heretofore or hereafter employed by any member of the Group under this Agreement or otherwise and any and all equipment, credit cards and other property of the Group are and shall remain the exclusive property of the Company and may not be used except as required in the course of employment by the Company. On termination of Employee’s employment, and regardless of the reason for termination, Employee will immediately return to the Company any and all property of the Group and all other material which Employee was given or had access to prior to, during or after the Term of Employment.

7.	COVENANT NOT TO SOLICIT/COMPETE. Employee acknowledges that the Group has made and will continue to make significant investments in order to maintain and develop its business, and that the Group has and will continue to disclose to Employee confidential information concerning, among other things, its business strategies, operating plans, acquisition plans and strategies, financial information, techniques and methods of obtaining and servicing its customers and pricing information, and specific needs of its customers, supplier information, software programs and know-how. The Group operates throughout the United States and, in many instances, in various other countries. Accordingly, Employee agrees that during his employment with the Company or any member of the Group and for a period of twelve (12) months thereafter, he will not:

(a)	directly or indirectly engage in a business which is the same or similar to the type of business conducted by any member of the Group or competes with any member of the Group in the United States or directly or indirectly engage in the same or similar type of business of a member of the Group in any other geographic area in which such member of the Group conducts such business. Notwithstanding anything to the contrary contained herein, paragraph 7(a) shall only apply during the period of employment with the Company or any period thereafter for which the Employee is being compensated, including during the period when Employee is receiving the severance payment as provided in paragraph 3(d).

(b)	directly or indirectly, either for Employee or for any other person, firm or entity;

(1)	Call upon, solicit, divert, or take away or attempt to solicit, divert or take away any of the customers, business, patrons or suppliers of the Group; or

(2)	Call upon, solicit or attempt to solicit business from any person or entity which, to Employee’s knowledge, has communicated with or has been solicited by the Group as a customer, patron or supplier of the Group during the one (1) year period prior to the termination of Employee’s employment with the Group; or

(3)	Hire or employ any employee of the Group, nor advise, solicit or encourage any employees of the Group to leave its employ.

(c)	In addition, Employee agrees that Employee will not at any time during or after the termination of this Agreement, engage in any business which uses as its name, in whole or in part, the name “Volt” or any other name used by the Group during Employee’s employment with the Group.

(d)	For purposes of Paragraphs 7(a), 7(b), and 7(c), Employee will be deemed to be engaged in a business if Employee participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent, or if in any way Employee is a substantial securityholder of such business. However, Employee will not be deemed a substantial securityholder of a business if such business is publicly owned and Employee holds less than five percent (5%) of the outstanding equity or debt of such business, provided Employee is not in a control position with respect to such entity.

8.	INJUNCTIVE RELIEF. The parties hereto recognize that irreparable damage will result to the Company, its business and properties if Employee fails or refuses to perform Employee’s obligations under this Agreement, and that the remedy at law for any such failure or refusal will be inadequate. Accordingly, in addition to any other remedies and damages available, including the provision contained in Paragraph 9 for arbitration (none of which remedies or damages is hereby waived), the Company or any other member of the Group shall be entitled to injunctive relief, without bond, from a court of competent jurisdiction and Employee may be specifically compelled to perform Employee’s obligations under this Agreement. The institution of an arbitration proceeding shall not bar injunctive relief pending the final determination of the arbitration proceedings hereunder.

9.	AGREEMENT TO ARBITRATE DISPUTES. Any dispute, controversy or claim arising out of, involving, affecting or related to this Agreement, or breach of this Agreement, or arising out of, involving, affecting or related in any way to Employee’s employment or the termination of Employee’s employment, including but not limited to disputes, controversies or claims arising out of or related to the actions of the Company’s other employees or the employees of any other member of the Group, under Federal, State and/or local laws, shall be resolved by binding arbitration in the City and State of New York pursuant to the Federal Arbitration Act and in accordance with the applicable rules of the American Arbitration Association. The arbitrator shall be entitled to award reasonable attorneys’ fees and costs to the prevailing party. The award shall be in writing, signed by the arbitrator, and shall provide the reasons for the award. Judgment upon the arbitrator’s award may be filed in and enforced by any court having jurisdiction. This Agreement to Arbitrate Disputes does not prevent Employee from filing a charge or claim with any governmental administrative agency as permitted by applicable law.

10.	WAIVER OF JURY TRIAL. The Company and Employee each hereby agree to waive their respective right to trial by jury in any lawsuit or cause of action between Employee and the Company or any other member of the Group.

11.	INVALIDITY AND SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, therefore, the provisions of this Agreement are intended to be and shall be deemed severable. In particular and without limiting the foregoing sentence, the covenants contained in Paragraphs 4, 5, 6, 7 and 8 shall be construed as an agreement independent of any other provision of this Agreement, and any claim or cause of action by Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any other member of the Group of such covenants. If any restriction set forth in Paragraph 7 is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, the Company and Employee agree that it is their intention that it shall be interpreted (and that such court shall modify this Agreement) to extend only over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

12.	ASSIGNMENT. This Agreement may be assigned by the Company to an affiliate of the Company or to any member of the Group or to a business entity that succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumes the Company’s obligations under this Agreement. Neither this Agreement nor any interest herein, or any monies due or to become due hereunder, may be assigned by Employee and any attempt by Employee to effectuate any such assignment shall be void.

13.	FURTHER ASSURANCES. Employee will execute and deliver all such other further instruments and documents and take such further actions as may be necessary, in the opinion of the Company, to carry out the purposes of this Agreement or any of the provisions herein.

14.	WAIVER OF BREACH. Any waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such other party of such provision or of a breach by such other party of any other provision of this Agreement.

15.	APPLICABLE LAW. This Agreement is to be governed by and construed in accordance with the internal laws of the State of New York.

16.	NOTICE. Any notice given pursuant to the provisions of this Agreement shall be in writing and shall be delivered in person, by recognized overnight national courier service or by registered or certified mail to, in the case of notices to the Company, at its then principal executive offices (Attention: President) with a copy to its General Counsel and, in the case of notices to Employee, at his residence address then reflected in the personnel records of the Company (or such other address as the party to receive notices has given by notice hereunder to the other party). Any such notice shall become effective upon receipt if delivered personally, on the scheduled day of delivery if sent by overnight courier service and five business days after mailed if sent by registered or certified mail.

17.	ENTIRE AGREEMENT. This Agreement, the Company’s Codes of Ethics and business conduct and employment policies and procedures and confidentiality agreements to which the Employee is a party contain the entire agreement of the parties as to the subject matter hereof. This Agreement may not be changed orally. Any waiver, change, modification, extension or discharge of any provision of this Agreement may only be effectuated by an agreement in writing, signed by the party against whom enforcement is sought.

18.	AMENDMENTS AND WAIVERS. Any amendment, modification or variation in terms of this Paragraph must be in writing and signed on behalf of the Company by its President or Executive Vice President. No other officer or employee is authorized to amend, modify or vary this Agreement.

If you agree with the foregoing, please signify your acceptance by signing your name below and return the original to me. The enclosed copy is for your records. If you have any questions, please call me.

Sincerely,

Volt Information Sciences, Inc.

BY:__________________________
        Steven A. Shaw
        President and Chief Executive Officer

I have read the foregoing and fully understand and agree to all terms and conditions of this Agreement.

DATE:
Ludwig M. Guarino